Exhibit 99


                         CARCO AUTO LOAN MASTER TRUST
                 STATEMENTS OF ASSETS, LIABILITIES AND EQUITY
                           (in millions of dollars)

                                                                   September 30,
                                                              ----------------------
                                                                1995          1994
                                                              --------      --------
                                                                     (unaudited)

ASSETS

Short-term Investments (Note 2)                               $  570.2      $  613.0

Receivables (Note 4)                                           6,382.5       4,310.1
                                                              --------      --------

TOTAL ASSETS                                                  $6,952.7      $4,923.1
                                                              ========      ========

LIABILITIES AND EQUITY

Amounts Held for Future Distribution (Note 2)                 $  570.2      $  613.0

Asset Backed Certificates (Notes 3 and 4)                      6,382.5       4,310.1
                                                              --------      --------


TOTAL LIABILITIES AND EQUITY                                  $6,952.7      $4,923.1
                                                              ========      ========

See Notes to Financial Statements.


                         CARCO AUTO LOAN MASTER TRUST
                 STATEMENT OF CASH RECEIPTS AND DISBURSEMENTS
                           (in millions of dollars)


                                                          Nine Months Ended
                                                             September 30,
                                                        ----------------------
                                                          1995          1994
                                                        --------      --------
                                                              (unaudited)

CASH RECEIPTS

Collections of Interest                                  $ 461.4      $  241.8

Deposits to Subordinated Accounts                          461.3         566.7

Collections of Principal                                      --         600.0
                                                         -------      --------

TOTAL CASH RECEIPTS                                        922.7       1,408.5
                                                         -------      --------


CASH DISBURSEMENTS

Distribution of Interest                                   382.0         231.7

Distribution of Amounts from Subordinated Accounts            --           7.9

Distribution of Principal                                     --         600.0

Servicer Fees                                               34.4          23.0
                                                         -------      --------

TOTAL CASH DISBURSEMENTS                                   416.4         862.6
                                                         -------      --------


CASH RECEIPTS IN EXCESS OF CASH DISBURSEMENTS              506.3         545.9

SHORT-TERM INVESTMENTS AT BEGINNING OF PERIOD               63.9          67.1
                                                         -------      --------

SHORT-TERM INVESTMENTS AT END OF PERIOD                  $ 570.2      $  613.0
                                                         =======      ========

See Notes to Financial Statements.

                         CARCO AUTO LOAN MASTER TRUST
                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements are prepared on the basis of cash receipts and disbursements, which is a comprehensive basis of accounting other than generally accepted accounting principles.

Derivative Financial Instruments

During 1994, CARCO Auto Loan Master Trust ("the Trust") adopted Statement of Financial Accounting Standards No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments". The Trust used derivative financial instruments to manage its exposure arising from declines in interest rates. The derivative financial instruments used have been limited to interest rate swap agreements. The Trust does not use derivative financial instruments for trading purposes.

Interest differentials resulting from interest rate swap agreements are recorded on a cash basis as an adjustment to interest collections.

NOTE 2 - CASH AND CASH EQUIVALENTS

Chrysler Credit Corporation (the "Servicer"), is required to remit collections within two business days of receipt to one or more accounts in the name of the Trustee. On a daily basis, all funds so deposited are invested in short-term instruments with a maturity of 30 days or less by the Trust. The funds remain invested until distributed.

NOTE 3 - RELATED PARTIES

Chrysler Auto Receivables Company, U.S. Auto Receivables Company ("USA") and the Servicer are wholly-owned subsidiaries of Chrysler Financial Corporation ("CFC").

NOTE 4 - SALE OF CERTIFICATES

In June 1991, the Trust issued $400 million principal amount of Floating Rate Auto Loan Asset Backed Certificates, Series 1991-1 (the "Series 1991-1 Certificates"). During August 1991, the Trust issued $250 million principal amount of Series 1991-2, 7 3/8% Auto Loan Asset Backed Certificates (the "Series 1991-2 Certificates") and $750 million principal amount of Series 1991-3, 7 7/8% Auto Loan Asset Backed Certificates (the "Series 1991-3 Certificates"). During October 1991, the Trust issued $500 million principal amount of Floating Rate Auto Loan Asset Backed Certificates, Series 1991-4 (the "1991-4 Certificates"). During December 1991, the Trust issued $300 million principal amount of Money Market Auto Loan Asset Backed Certificates, Series A (the "Series A Certificates"). During March 1992, the Trust issued $350 million principal amount of Money Market Auto Loan Asset Backed Certificates, Series B (the "Series B Certificates"). During May 1992, the Trust issued $150 million principal amount of Money Market Auto Loan Asset Backed Certificates, Series C (the "Series C Certificates"). In July 1992, the Trust issued $400 million principal amount of Floating Rate Auto Loan Asset Backed Certificates, Series 1992-14 (the "Series 1992-1 Certificates"). In October 1992, the Trust issued $400 million principal amount of Floating Rate Auto Loan Asset Backed Certificates, Series 1992-2 (the "Series 1992-2 Certificates"). In February 1993, the Trust issued $250 million principal amount of Floating Rate

                         CARCO AUTO LOAN MASTER TRUST
                         NOTES TO FINANCIAL STATEMENTS

NOTE 4 - SALE OF CERTIFICATES - continued

Auto Loan Asset Backed Certificates, Series 1993-1 (the "Series 1993-1 Certificates"). In November 1993, the Trust issued $500 million principal amount of Floating Rate Auto Loan Asset Backed Certificates, Series 1993-2 (the "Series 1993-2 Certificates"), in two classes. These classes are entitled: Class A-1 Money Market Extendible Certificates, Series 1993-2 (the "1993-2 Class A-1 Certificates"); and the Class A-2 Medium Term Certificates, Series 1993-2 (the "1993-2 Class A-2 Certificates").

In October 1994, the Trust issued $500 million principal amount of Floating Rate Auto Loan Asset Backed Certificates, Series 1994-1 (the "Series 1994-1 Certificates"). In December 1994, the Trust issued $500 million principal amount of 7 7/8% Auto Loan Asset Backed Certificates, Series 1994-2 (the "Series 1994-2 Certificates") and $350 million principal amount of 8 1/8% Auto Loan Asset Backed Certificates, Series 1994-3 (the "Series 1994-3 Certificates").

In January 1995, the Trust issued $600 million principal amount of Floating Rate Auto Loan Asset Backed Certificates, Series 1995-1 (the "Series 1995-1 Certificates"), evidencing undivided interests in certain assets of the Trust. In March 1995, the Trust issued $600 million principal amount of Floating Rate Auto Loan Asset Backed Certificates, Series 1995-2 (the "Series 1995-2 Certificates"), evidencing undivided interests in certain assets of the Trust. In May 1995, the Trust issued $500 million principal amount of Floating Rate Auto Loan Asset Backed Certificates, Series 1995-4 (the "Series 1995-4 Certificates"), $500 million principal amount of Floating Rate Auto Loan Asset Backed Certificates, Series 1995-4A (the "Series 1995-4A Certificates") and $500 million principal amount of Floating Rate Auto Loan Asset Backed Certificates, Series 1995-3 (the "Series 1995-3 Certificates").

Receivables in excess of total investors certificates outstanding at September 30, 1995 and 1994, are represented by Certificates held by U.S. Auto Receivables Company.


NOTE 5 -PRINCIPAL AND INTEREST PAYMENTS

Interest with respect to the Series 1991-1 Certificates was payable on the fifteenth day of each month (or if such day is not a business day, on the next succeeding business day) (each, a "Distribution Date"), and commenced July 15, 1991. The per annum rate of interest with respect to the 1991-1 Certificates for each monthly interest period was set on the second London business day immediately preceding the first day of such interest period and, subject to certain limitations described in the related prospectus, equalled one-month LIBOR plus 0.25%. Distributions of principal commenced on July 15, 1994. The final principal payment of the 1991-1 Certificates occurred on December 15, 1994.

Interest with respect to the 1991-2 Certificates was payable semiannually on or about the fifteenth day of February and August, and commenced February 18, 1992 and on the related maturity date or, under certain limited circumstances described in the related prospectus, monthly on or about the fifteenth day of each month. The per annum rate of interest with respect to the 1991-2 Certificates was 7 3/8%.

                         CARCO AUTO LOAN MASTER TRUST
                         NOTES TO FINANCIAL STATEMENTS

NOTE 5 - PRINCIPAL AND INTEREST PAYMENTS - continued

In connection with this Series, the Trust entered into an interest rate swap agreement with CFC, the notional amount of which is equal to the principal amount of the related Certificates. Under this agreement, CFC paid the Trust interest at the Certificate Rate, and the Trust paid interest to CFC based on a floating rate (which is the lesser of (a) LIBOR or (b) Prime less 1.5%). The principal of the 1991-2 Certificates was paid on August 16, 1993.

Interest with respect to the 1991-3 Certificates is payable semiannually on or about the fifteenth day of February and August, and commenced February 18, 1992, and on the related maturity date or, under certain circumstances described in the related prospectus, monthly on or about the fifteenth day of each month. The per annum rate of interest with respect to the 1991-3 Certificates is 7 7/8%. In connection with this Series, the Trust entered into an interest rate swap agreement with CFC, the notional amount of which is equal to the principal amount of the related Certificates. Under this agreement, CFC will pay to the Trust interest at the Certificate Rate, and the Trust will pay interest to CFC based on a floating rate (which is the lesser of (a) LIBOR or (b) Prime less 1.5%). The principal of the 1991-3 Certificates is scheduled to be paid on the August 1996 Distribution Date, but may be paid earlier or later under certain circumstances described in the related prospectus.

Interest with respect to the 1991-4 Certificates was payable on the fifteenth day of each month (or, if such day is not a business day on the next succeeding business day) (each, a "Distribution Date"), and commenced November 15, 1991. The per annum rate of interest with respect to the 1991-4 Certificates for each monthly interest period (or the period from the initial issuance of the 1991-4 Certificates to the first Distribution Date, in the case of the first interest period) was set on the second London business day immediately preceding the first day of such interest period and, subject to certain limitations described in the related prospectus, equalled one-month LIBOR plus .50%. The principal of the 1991-4 Certificates was paid on October 17, 1994.

Interest with respect to the Series A Certificates was paid on January 15, 1992, February 17, 1992, and March 16, 1992. The $300 million principal amount of Series A Certificates was paid on March 16, 1992.

Interest with respect to the Series B Certificates was paid on April 15, 1992, May 15, 1992, and June 15, 1992. The $350 million principal amount of the Series B Certificates was paid on June 15, 1992.

Interest with respect to the Series C Certificates was paid on June 15, 1992, July 15, 1992 and August 17, 1992. The $150 million principal amount of the Series C Certificates was paid on August 17, 1992.

Interest with respect to the Series 1992-1 Certificates was payable on the fifteenth day of each month (or, if such day is not a business day, on the next succeeding business day) (each, a "Distribution Date"), and commenced August 17, 1992. The per annum rate of interest with respect to the Series 1992-1 Certificates for each monthly interest period (or the period from the initial issuance of the Series 1992-1 Certificates to the first Distribution Date, in the case of the first interest period) was set on the second London business day immediately preceding the first day of such interest period and, subject to certain limitations described in the related prospectus, equalled one-month LIBOR plus .20%.

                         CARCO AUTO LOAN MASTER TRUST
                         NOTES TO FINANCIAL STATEMENTS

NOTE 5 - PRINCIPAL AND INTEREST PAYMENTS - continued


The principal of the Series 1992-1 Certificates was paid on August 15, 1994.

Interest with respect to the Series 1992-2 Certificates is payable on the fifteenth day of each month (or, if such day is not a business day, on the next succeeding business day) (each, a "Distribution Date"), and commenced November 16, 1992. The per annum rate of interest with respect to the Series 1992-2 Certificates for each monthly interest period (or the period from the initial issuance of the Series 1992-2 Certificates to the first Distribution Date, in the case of the first interest period) will be set on the second London business day immediately preceding the first day of such interest period and, subject to certain limitations described in the related prospectus will equal one-month LIBOR plus 0.35%. The principal of the Certificates is scheduled to be paid on the October 1997 Distribution Date, but may be paid earlier or later under certain circumstances described in the related prospectus.

Interest with respect to the Series 1993-1 Certificates is payable on the fifteenth day of each month (or, if such day is not a business day, on the next succeeding business day) (each, a "Distribution Date"), and commenced March 15, 1993. The per annum rate of interest with respect to the Series 1993-1 Certificates for each monthly interest period (or the period from the initial issuance of the Series 1993-1 Certificates to the first Distribution Date, in the case of the first interest period) will be set on the second London business day immediately preceding the first day of such interest period and, subject to certain limitations described in the related prospectus, will equal one-month LIBOR plus 0.28%. The principal of the Series 1993-1 Certificates is scheduled to be paid on the February 1998 Distribution Date, but may be paid earlier or later under certain circumstances described in the related prospectus.

Interest with respect to the Series 1993-2 Certificates is payable on the fifteenth day of each month (or, if such day is not a business day, on the next succeeding business day) (each, a "Distribution Date"), and commenced on December 15, 1993. The per annum rate of interest with respect to the Series 1993-2 Certificates for each monthly interest period (or the period from the initial issuance of the Series 1993-2 Certificates to the December 1993 Distribution Date, in the case of the first interest period) will be set on the second business day preceding the first day of such interest period, in the case of the 1993-2 Class A-1 Certificates, and the second London business day preceding the first day of such interest period, in the case of the 1993-2 Class A-2 Certificates, and, subject to certain limitations described in the Prospectus (defined below), will equal the Commercial Paper Rate (as defined in the Prospectus dated November 15, 1993 (the "Prospectus")) plus .075%, in the case of the 1993-2 Class A-1 Certificates, and one-month LIBOR plus .26%, in the case of the 1993-2 Class A-2 Certificates. Principal is payable on each 1993-2 Class A-1 Certificate monthly on each Distribution Date commencing on the January 1994 Distribution Date unless the 1993-2 Class A-1 Revolving Period with respect to such Class A-1 Certificate is automatically extended. The holder of each 1993-2 Class A-1 Certificate will have the option to elect not to extend the 1993-2 Class A-1 Revolving Period with respect to such Certificate by delivering an election notice during a specified period in each month prior to the month preceding the month in which the Accumulation Period Commencement Date (as defined in the Prospectus)

                         CARCO AUTO LOAN MASTER TRUST
                         NOTES TO FINANCIAL STATEMENTS


NOTE 5 - PRINCIPAL AND INTEREST PAYMENTS - continued

occurs. If the 1993-2 Class A-1 Certificateholder does not so elect, the 1993-2 Class A-1 Revolving Period (as defined in the Prospectus) for such certificate will automatically be extended from month to month, but not beyond the day immediately preceding the Accumulation Period Commencement Date. Bear, Stearns & Co. Inc. (the "Underwriter" and the "Remarketing Broker-Dealer") will have the right but not the obligation to remarket any 1993-2 Class A-1 Certificate for which an election notice has been delivered and the right to purchase any such certificate in the manner described in the Prospectus. If the Remarketing Broker-Dealer chooses not to exercise such right, principal will be payable monthly with respect to such 1993-2 Class A-1 Certificate commencing on the second Distribution Date after the election notice is given. If the 1993-2 Class A-1 Revolving Period for a 1993-2 Class A-1 Certificate does not end in or prior to the month that is two months prior to the month in which the Accumulation Period Commencement Date occurs, the principal of such certificate will be payable on November 15, 1998 (the "Expected Payment Date"), but may be paid earlier or later as described in the Prospectus. Principal with respect to the 1993-2 Class A-2 Certificates is scheduled to be paid on the Expected Payment Date, but may be paid earlier or later as described in the Prospectus. In addition, no principal will be paid with respect to the 1993-2 Class A-2 Certificates until principal of the 1993-2 Class A-1 Certificates has been paid in full, except in certain limited circumstances described in the related prospectus.

Interest will accrue on the Series 1994-1 Certificates at the rate of 0.18% per annum above one-month LIBOR (which will be determined monthly), subject to certain limitations. Interest with respect to the Series 1994-1 Certificates is payable on the fifteenth day of each month (or, if such day is not a business day, on the next succeeding business day) and commenced on November 15, 1994. Principal with respect to the Series 1994-1 Certificates is scheduled to be paid on October 15, 1999, but may be paid earlier or later under certain circumstances.

Interest will accrue on the Series 1994-2 Certificates at the rate of 7 7/8% per annum. Interest with respect to the Series 1994-2 Certificates is payable semiannually on the fifteenth day of each February and August (or, if such day is not a business day, on the next succeeding business day), commencing on February 15, 1995. In connection with this Series, the Trust entered into an interest rate swap agreement with CFC, the notional amount of which is equal to the principal amount of the related Certificates. Under this agreement, CFC will pay to the Trust interest at the Certificate Rate, and the Trust will pay interest to CFC based on a floating rate (which is the lesser of (a) LIBOR or (b) Prime less 1.5%). Principal with respect to the Series 1994-2 Certificates is scheduled to be paid on August 15, 1997, but may be paid earlier or later under certain circumstances.

Interest will accrue on the Series 1994-3 Certificates at the rate of 8 1/8% per annum.

                         CARCO AUTO LOAN MASTER TRUST
                         NOTES TO FINANCIAL STATEMENTS

NOTE 5 - PRINCIPAL AND INTEREST PAYMENTS - continued

Interest with respect to the Series 1994-3 Certificates is payable annually in arrear on the fifteenth day of each November (or, if such day is not a business day, on the next succeeding business day), commencing on November 15, 1995. In connection with this Series, the Trust entered into an interest rate swap agreement with CFC, the notional amount of which is equal to the principal amount of the related Certificates. Under this agreement, CFC will pay to the Trust interest at the Certificate Rate, and the Trust will pay interest to CFC based on a floating rate (which is the lesser of (a) LIBOR or (b) Prime less 1.5%). Principal with respect to the Series 1994-3 Certificates is scheduled to be paid on November 17, 1997, but may be paid earlier or later under certain circumstances.

Interest with respect to the Series 1995-1 Certificates is payable on the fifteenth day of each month (or, if such day is not a business day, on the next succeeding business day) (each, a "Distribution Date"), and commenced February 15, 1995. The per annum rate of interest with respect to the Series 1995-1 Certificates for each monthly interest period (or the period from the initial issuance of the Series 1995-1 Certificates to the first Distribution Date, in the case of the first interest period) will be set on the second London business day preceding the first day of such interest period and will generally equal one-month LIBOR plus 0.16%. The principal of the Series 1995-1 Certificates is scheduled to be paid on July 15, 1998, but may be paid earlier or later under certain circumstances described in the related prospectus.

Interest with respect to the Series 1995-2 Certificates is payable on the fifteenth day of each month (or, if such day is not a business day, on the next succeeding business day) (each, a "Distribution Date"), and commenced April 17, 1995. The per annum rate of interest with respect to the Series 1995-2 Certificates for each monthly interest period (or the period from the initial issuance of the Series 1995-2 Certificates to the first Distribution Date, in the case of the first interest period) will be set on the second London business day preceding the first day of such interest period and will generally equal one-month LIBOR plus 0.13%. The principal of the Series 1995-2 Certificates is scheduled to be paid on March 15, 2000, but may be paid earlier or later under certain circumstances described in the related prospectus.

Interest will accrue on the Series 1995-3 Certificates at the rate of 0.25% per annum above the Fed Funds Rate, subject to certain limitations. Interest with respect to the Series 1995-3 Certificates is payable on the fifteenth day of each month (or, if such day is not a business day, on the next succeeding business day) and commenced on June 15, 1995. Principal with respect to the Series 1995-3 Certificates is scheduled to be paid on June 15, 1998, but may be paid earlier or later under certain circumstances.

Interest will accrue on the Series 1995-4 Certificates at the rate of 0.26% per annum above the Fed Funds Rate, subject to certain limitations. Interest with respect to the Series 1995-4 Certificates is payable on the fifteenth day of each month (or, if such day is not a business day, on the next succeeding business day) and commenced on June 15, 1995. Principal with respect to the Series 1995-4 Certificates is scheduled to be paid on May 15, 1998, but may be paid earlier or later under certain circumstances.

                         CARCO AUTO LOAN MASTER TRUST
                         NOTES TO FINANCIAL STATEMENTS

NOTE 5 - PRINCIPAL AND INTEREST PAYMENTS - continued

Interest will accrue on the Series 1995-4A Certificates at the rate of 0.26% per annum above the Fed Funds Rate, subject to certain limitations. Interest with respect to the Series 1995-4A Certificates shall initially be payable on the fifteenth day of each month (or, if such day is not a business day, on the next succeeding business day) and commenced on June 15, 1995. After June 15, 1998, interest with respect to the Series 1995-4A Certificates will be paid on July 2, 1998 and on the second day of each month thereafter (or, if such day is not a business day, on the next succeeding business day). Principal with respect to the Series 1995-4A Certificates is scheduled to be paid on July 2, 1998, but may be paid earlier or later under certain circumstances.

NOTE 6 - FEDERAL INCOME TAXES

The Certificates, in the opinion of outside legal counsel, will not be characterized as debt of the Trust for federal income tax purposes. Certificate holders will be subject to income tax on interest earned with respect to the Certificates.